UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2010

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2010, Escalade, Incorporated (“Escalade”) and each of its domestic subsidiaries (collectively with Escalade, the “Company”) entered into the Sixth Amendment (the “Sixth Amendment”) to Escalade’s Credit Agreement with its issuing bank, JPMorgan Chase Bank, N.A. (“Chase”). The Sixth Amendment amends the Credit Agreement dated as of April 30, 2009, as amended by Amendments First through Fifth (collectively, the “Credit Agreement”), among the Company, Chase and the other lenders identified therein (collectively, “Lender”). This Form 8-K describes the primary changes to the Credit Agreement as a result of the Sixth Amendment. For the entire text of the Sixth Amendment, which constitutes all of the changes resulting from the Sixth Amendment, please see Exhibit 10.1 attached hereto. Except as set forth in the Sixth Amendment, the terms and conditions of the Credit Agreement remain in full force and effect. All capitalized terms not defined in this Form 8-K have the meanings set forth in the Credit Agreement or, if applicable, as amended pursuant to the Sixth Amendment.

Under the terms of the Credit Agreement as amended by the Sixth Amendment, the Lender has made available to Escalade a senior revolving credit facility in the maximum principal amount of up to $27,000,000 (the “Revolving USD Facility”), a term loan in the principal amount of $10,000,000 (the “Term Loan”), and allows Escalade to request the issuance of letters of credit of up to $5,000,000 in principal amount, subject to the aggregate undrawn amount of a letter of credit issued by The Bank of New York Trust Company, N.A. for the account of Martin Yale Industries, Inc. The Sixth Amendment limits the availability of borrowings under the Revolving USD Facility to the lesser of $27,000,000 and the Borrowing Base, which is defined as the sum of (x) 80% of Eligible Accounts plus (y) the lesser of (i) 50% of Eligible Inventory or (ii) $20,000,000, minus (z) Reserves. In addition, the Sixth Amendment eliminated the previously existing senior revolving credit facility in the maximum principal amount of up to €3,000,000 referred to as the Revolving Euro Facility and Escalade repaid all outstanding amounts thereunder. In place thereof, Escalade obtained a €2,000,000 overdraft facility which is expected to simplify cash management and satisfy Escalade’s European cash flow needs. The entire text of Overdraft Facility is attached hereto as Exhibit 10.2.

Escalade is required to repay the outstanding principal balance of the Revolving USD Facility, including all accrued and unpaid interest thereon, on May 31, 2012 (the “Revolving USD Loan Maturity Date”). Escalade may prepay the Revolving USD Facility, in whole or in part, and reborrow prior to the Revolving USD Loan Maturity Date. Escalade is required to repay the outstanding principal balance of the Term Loan, including all accrued and unpaid interest thereon, on May 31, 2015 (the “Term Loan Maturity Date”). Beginning with the calendar quarter ending September 30, 2010, Escalade is required to make repayments of the principal balance in equal installments of $500,000 per calendar quarter, with interest accrued thereon. Principal amounts repaid in respect of the Term Loan may not be re-borrowed.

At Escalade’s request, each borrowing under the Revolving USD Facility and under the Term Loan will bear interest at a rate per annum equal to (a) the Alternative Base Rate plus or minus the applicable ABR Spread (the “ABR Rate”); or (b) LIBOR plus the applicable LIBOR Spread (the “LIBOR Rate”). The applicable ABR Spread or applicable LIBOR Spread will be determined quarterly based upon Escalade’s Leverage Ratio as of the most recent fiscal quarter end as shown in the following table (a number in parenthesis representing a negative number). Currently, the applicable interest rate is the rate per annum set forth below in Category 4. Escalade may subsequently elect from time to time to convert a specific loan to (a) the ABR Rate, or (b) the LIBOR Rate. For purposes of the Sixth Amendment, “Leverage Ratio” is defined as the ratio of (x) Indebtedness for borrowed money to (y) Consolidated EBITDA for the four consecutive fiscal quarters ending on the determination date.

	Leverage Ratio	Revolving USD Loan ABR Spread	Revolving USD Loan LIBOR Spread	Term Loan ABR Spread	Term Loan LIBOR Spread	Letter of Credit Fee	Commitment Fee Rate
Category 1	greater than or equal to 3.00 to 1.00	.75%	3.25%	.75%	3.5%	3.25%	.50
Category 2	less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	.50%	3.00%	.50%	3.25%	3.00%	.50
Category 3	less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.0	.25%	2.75%	.25%	3.00%	2.75%	.40
Category 4	less than 2.00 to 1.0 but greater than or equal to 1.50 to 1.00	.00%	2.50%	.00%	2.75%	2.50%	.40
Category 5	less than 1.50 to 1.0	(.25%)	2.25%	(.25%)	2.50%	2.25%	.30

In addition, Escalade is required to pay certain fees to the agent and the Lender for the underwriting commitment and the administration and use of the Revolving USD Facility and a commission on all outstanding letters of credit based on the face amount of each such letter of credit. Those fees and commissions will be determined as set forth in the above table. Furthermore, a fronting fee equal to 0.25% per annum on the face amount of each letter of credit is payable to Chase on the date of issuance of each letter of credit.

Escalade incurred an amendment fee in the amount of $92,500 for the Sixth Amendment.

Under the terms of the Credit Agreement as amended by the Sixth Amendment, the Company is now subject to financial covenants relating only to Debt Service Coverage Ratio, Minimum Tangible Net Worth, and Leverage Ratio. The Company must at all times achieve a Debt Service Coverage Ratio of not less than 1.20 to 1.00 for its four successive fiscal quarters ending on the close of such fiscal quarter. The Company must maintain a Consolidated Tangible Net Worth of not less than $31,000,000 through December 31, 2010, and at all times thereafter an amount equal to $31,000,000 plus the aggregate sum of all Annual Tangible Net Worth Increases for each fiscal year ending after May 31, 2010. In addition, the Company must achieve a Leverage Ratio of not more than 3.75 to 1.00 as of the close of the four successive fiscal quarters closing on each of July 10, 2010, October 2, 2010, and December 25, 2010, and at all times thereafter of not more than 3.25 to 1.00 as of the close of the four successive fiscal quarters most recently ended.

Furthermore, the terms of the Credit Agreement as amended by the Sixth Amendment continue to require the Company to comply with various covenants and negative covenants customary for facilities of this type. Changes in those negative covenants include the easing of restrictions on the Company’s ability to pay cash dividends such that the Company could declare and pay dividends so long as there exists no Event of Default and the Company certifies to Lender that it satisfies the Minimum Required Tangible Net Worth covenant immediately prior to and after making such dividend, and allows the Company to incur increased capital expenditures of up to $3,500,000 for fiscal year 2010 and up to $3,700,000 for fiscal year 2011.

Escalade’s indebtedness under the Credit Agreement continues to be collateralized by liens on all of the present and future equity of each of Escalade’s domestic subsidiaries and substantially all of the assets of the Company. In addition, each direct and indirect domestic subsidiary of Escalade has unconditionally guaranteed all of the indebtedness of Escalade arising under the Credit Agreement and has secured its guaranty with a first priority security interest and lien on all of its assets. The Pledge and Security Agreement dated April 30, 2009 by and between Escalade and Chase, and each Pledge and Security Agreement dated April 30, 2009 by and between each such Escalade subsidiary and Chase continue in full force and effect, as amended by the Master Amendment to Pledge and Security Agreements dated May 31, 2010 entered into by Chase, Escalade and each such subsidiary. The entire text of the Master Amendment is attached hereto as Exhibit 10.3. The Unlimited Continuing Guaranty dated April 30, 2009 applicable to each of Escalade’s domestic subsidiaries continues in full force and effect without change.

On June 3, 2010, the Company issued a press release announcing its entry into the Sixth Amendment. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

Exhibit	Description
10.1	Sixth Amendment to Credit Agreement dated as of May 31, 2010 by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A.

10.2	Overdraft Facility by and between Escalade, Incorporated and JPMorgan Chase Bank, N.A., London Branch.

10.3	Master Amendment to Pledge and Security Agreements dated as of May 31, 2010 by and among JPMorgan Chase Bank, N.A., Escalade, Incorporated, and Escalade’s domestic subsidiaries. (1)

99.1	Press release dated June 3, 2010.

(1)           Those eleven domestic subsidiaries are: Indian Industries, Inc.; Harvard Sports, Inc.; Martin Yale Industries, Inc.; U.S. Weight, Inc.; Bear Archery, Inc.; Escalade Sports Playground, Inc.; Schleicher & Co. America, Inc.; Olympia Business Systems, Inc.; EIM Company, Inc.; SOP Services, Inc.; and Escalade Insurance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: June 4, 2010	ESCALADE, INCORPORATED

By: /s/ Deborah J. Meinert
Vice President Finance, Chief Financial Officer and Secretary